UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2005

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

000-51262	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Recapitalization and Reconstitution of Entities that Own Interests in the Key Center Complex

On December 22, 2005, Wells Real Estate Investment Trust II, Inc. (the “Registrant”), through two wholly owned subsidiaries, completed the recapitalization and reconstitution of the entities that own the interests in an office tower, a full service hotel and a parking garage (collectively, the “Key Center Complex”), all of which are located in Cleveland, Ohio. The recapitalized entities consist of Key Center Properties LLC (“KCP LLC”), a Delaware limited liability company, and Key Center Lessee Limited Partnership (“KCLLP”), an Ohio limited partnership. KCP LLC, a joint venture between the Registrant and Key Center Properties Limited Partnership (“KCPLP”), a wholly owned entity of The Richard E. Jacobs Group (“The Jacobs Group”), now holds all the interest in the Key Center Complex. The Jacobs Group, through its ownership of KCPLP, retained its 50% ownership interest in KCP LLC and will remain as the managing member of KCP LLC.

Through a combination of equity and debt contributions of approximately $315.7 million, the Registrant became entitled to all the benefits of ownership of the Key Center Complex, including the right to receive all net cash flow derived from the operation of the Key Center Complex, excluding a de minimis amount of revenue derived from the operation of the hotel.

The gross investment of approximately $315.7 million is comprised of the following:

•	an equity contribution of approximately $71.2 million to KCP LLC, the reconstituted entity that now holds all the interests in the Key Center Complex, and in which the Registrant now owns a 50% interest;

•	the Key Center Complex continuing to be subject to certain urban development grant mortgages in the principal amount of approximately $17.7 million (the “UDAG Loans”);

•	a loan to KCPLP, the Ohio limited partnership entity that owns the other 50% interest in KCP LLC, in the amount of approximately $74.5 million (the “KCPLP Loan”); and

•	the acquisition of the existing mortgage loans on the Key Center Complex in the principal amount of approximately $152.3 million (the “Mortgage Loans”).

The Registrant’s equity contribution to KCP LLC, the KCPLP Loan and the acquisition of the Mortgage Loans were funded with proceeds from the Registrant’s ongoing public offering and with proceeds from the Registrant’s $400.0 million line of credit with Wachovia Bank, N.A. The Registrant’s interest in KCP LLC was acquired from OTR, an Ohio general partnership, as nominee for the State Teachers Retirement Board of Ohio. Neither OTR nor KCPLP is affiliated with the Registrant, its affiliates or Wells Capital, Inc. (the “Advisor”).

The UDAG Loans mature on May 11, 2009 and do not bear interest, except for certain contingent interest payments based on net cash flow hurdles that are not anticipated to be achieved. The KCPLP Loan bears interest at an annual rate of 12.0% and is secured by a pledge of KCPLP’s interest in KCP LLC. The Mortgage Loans were acquired at par from Teachers Insurance and Annuity Association of America (“TIAA”) and New York State Teachers Retirement System (“NYSTRS”), the prior holders of the mortgages. TIAA and NYSTRS are not affiliated with the Registrant or its Advisor. The Mortgage Loans, which continue to encumber the interests of KCP LLC in the Key Center Complex, bear interest at the annual rate of 8.59% and mature on July 6, 2008.

Key Center Complex

The Key Center Complex consists of a 57-story office tower containing approximately 1,321,100 rentable square feet (the “Key Center Tower”), a 400-room full-service Marriott hotel (the “Key Center Marriott”) and a 982-space parking garage (the “Key Center Garage”). The Key Center Complex is located on a total of approximately 2.14 acres of land at 127 Public Square and 1360 West Mall Drive in Cleveland, Ohio.

Key Center Tower

The Key Center Tower, which was completed in 1991, is leased to KeyCorp (approximately 53%), Squire, Sanders and Dempsey (“Squire Sanders”) (approximately 12%) and Thompson Hine & Flory, LLP (“Thompson Hine”) (approximately 11%) and various other office and retail tenants (approximately 14%). Approximately 10% of the Key Center Tower is currently vacant.

KeyCorp, which is based in Cleveland and traded on the NYSE, is one of the nation’s largest financial services companies. KeyCorp, through its operating companies, provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the U.S and, for certain business, internationally. KeyCorp, which employs approximately 19,000 people, reported a net worth, as of September 30, 2005, of approximately $7.5 billion.

Squire Sanders, which was founded in 1890, is a multi-jurisdictional law firm with approximately 800 lawyers practicing in offices throughout the Americas, Europe and Asia. Squire Sanders is organized around four major practice areas: advocacy, business, capital markets and regulated industries. Thompson Hine, which was established in 1911, is among the largest business law firms in the U.S. Thompson Hine, which has more than 370 lawyers, has offices in Atlanta, Brussels, Cincinnati, Cleveland, Columbus, Dayton, New York, and Washington, D.C.

The current aggregate annual base rent for KeyCorp, Squire Sanders and Thompson Hine and the 10 other office tenants in the Key Center Tower is approximately $31.1 million. The current weighted-average remaining lease term for KeyCorp, Squire Sanders and Thompson Hine and the 10 other office tenants in the Key Center Tower is approximately 10 years. KeyCorp has the right, at its option, to extend the initial term of its lease for three additional 10-year periods. Squire Sanders has the right, at its option, to extend the initial term of its lease for two additional five-year periods. Thompson Hine, which recently extended its lease agreement for an additional 10 years beyond its original lease expiration date of September 30, 2007, has the right, at its option, to extend the term of its lease for one additional five-year period. Additionally, as part of its lease extension, Thompson Hine has agreed to lease an additional floor commencing on October 1, 2006, which will increase its leased percentage from approximately 11% to approximately 13%.

The Registrant does not intend to make significant renovations or improvements to the Key Center Tower. Management of the Registrant believes that the Key Center Tower is adequately insured.

Key Center Marriott

The Key Center Marriott, which was completed in 1991, features 400 guest rooms, including 15 suites, a full-service restaurant, decorated meeting facilities in an approximately 15,000-square foot conference center, a full-service fitness center and pool, concierge level and other amenities. The Key Center Marriott, which is adjacent to the Key Center Tower and sits on approximately 0.8 acres of land, is located just off historic Public Square and directly abutting the West Mall. Approximately 200 parking spaces in the Key Center Garage are reserved for guests and employees of the Key Center Marriott. During 2005, the Key Center Marriott underwent full-scale room upgrades that included the replacement of all mattresses, new bathrooms and installation of flat screen televisions.

The Key Center Marriott has been part of the Marriott Hotels & Resorts chain since it opened in October 1991. Marriott Hotel Services, Inc. (“Marriott”), a subsidiary of Marriott International, Inc., manages the Key Center Marriott pursuant to a management agreement with KCLLP. The initial term of the management agreement with Marriott expires on December 30, 2021, and Marriott has the option to exercise three 10-year renewals terms. The base management fee is 3% of gross revenues derived from the Key Center Marriott. The management agreement also contains an incentive management fee that is calculated as 25% of net profit, in excess of the owner’s priority return, as defined by the management agreement and related amendments. The management agreement grants to Marriott a right of first refusal in the event of the sale of the Key Center Marriott. The management agreement also contains refinancing and sale incentive fees that would be due to Marriott from the owner in the event of a refinancing or sale of the Key Center Marriott above certain thresholds that include an assumed $39.0 million mortgage debt amount.

The Key Center Marriott will be operated by KCLLP, an entity in which the Registrant acquired a 99.9% interest as part of its recapitalization and reconstitution of KCP LLC. Key Center Lessee Corporation, an unaffiliated entity, owns the remaining 0.1% interest in KCLLP. The Registrant acquired its interest in KCLLP through Wells TRS II, LLC (“Wells TRS”), a wholly owned subsidiary organized as a Delaware single-member limited liability company. Wells TRS has elected to be treated as a taxable REIT subsidiary; therefore, any earnings recognized by Wells TRS will be subject to federal and state income taxes.

Acquisition of the 2000 Park Lane Building

On December 27, 2005, the Registrant, through a wholly owned entity, purchased a seven-story office building containing approximately 231,000 rentable square feet (the “2000 Park Lane Building”) from Legent Corporation, a subsidiary of Computer Associates International, Inc. (“Computer Associates”), in a sale-leaseback transaction for a purchase price of approximately $29.5 million, plus closing costs. Legent Corporation and Computer Associates are not affiliated with the Registrant or its Advisor. The acquisition was funded with net proceeds raised from the Registrant’s ongoing public offering and with proceeds from the Registrant’s $400.0 million line of credit with Wachovia Bank, N.A.

The 2000 Park Lane Building, which was completed in 1993 and is located on approximately 13.1 acres of land at 2000 Park Lane in North Fayette, Pennsylvania, is leased to Fisher Scientific Company, LLC (“Fisher Scientific”) (approximately 64%) and Computer Associates (approximately 25%). Approximately 11% of the 2000 Park Lane Building is currently vacant.

Fisher Scientific, which is traded on the NYSE, is a provider of products and services to the scientific community, including pharmaceutical and biotech companies, colleges and universities, medical-research institutions, hospitals and government agencies. Founded in 1901, Fisher Scientific provides more than 600,000 products and services and employs approximately 17,500 people worldwide. Fisher Scientific reported a net worth, as of September 30, 2005, of approximately $4.2 billion.

Computer Associates, which is traded on the NYSE, is one of the world’s largest IT management software providers serving government entities, educational institutions and companies in diverse industries worldwide. Founded in 1976, Computer Associates is a global company with headquarters in the United States and 150 offices in more than 45 countries. Computer Associates, which employs approximately 15,000 people worldwide, reported a net worth, as of September 30, 2005, of approximately $4.9 billion.

The current aggregate annual base rent for Fisher Scientific and Computer Associates is approximately $4.0 million. The current weighted-average remaining lease term for Fisher Scientific and Computer Associates is approximately seven years. Fisher Scientific has the right, at its option, to extend the term of its lease for two additional five-year periods. Computer Associates has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

The Registrant does not intend to make significant renovations or improvements to the 2000 Park Lane Building. Management of the Registrant believes that the 2000 Park Lane Building is adequately insured.

Acquisition of the Tampa Commons Building

On December 27, 2005, the Registrant, through a wholly owned subsidiary, purchased a 13-story office building containing approximately 255,000 rentable square feet (the “Tampa Commons Building”). The Tampa Commons Building is located on approximately 2.89 acres of land at One North Dale Mabry Highway in Tampa, Florida. The purchase price of the Tampa Commons Building was approximately $49.1 million, plus closing costs. The acquisition was funded with net proceeds raised from the Registrant’s ongoing public offering and with proceeds from the Registrant’s $400.0 million line of credit with Wachovia Bank, N.A. The Tampa Commons Building was purchased from Oppenheim Immobilian-Kapitalanlagegesellschaft, which is not affiliated with the Registrant or its Advisor.

The Tampa Commons Building, which was completed in 1984, is leased to Time Customer Service, Inc. (“Time”) (approximately 48%), Wilkes and McHugh, P.A. (“Wilkes & McHugh”) (approximately 16%), Masonite U.S. Corporation (“Masonite”) (approximately 8%) and various other office and retail tenants (approximately 28%).

Time is a subsidiary of Time, Inc., a leading U.S. consumer magazine publisher with more than 140 magazines in its collection. Time Inc., which employs approximately 11,000 people and guarantees the Time lease, is a subsidiary of Time Warner Inc. (“Time Warner”), a media and entertainment company with businesses in filmed entertainment, interactive services, television networks, cable systems, music and publishing. Time Warner, which is traded on the NYSE and employs approximately 84,000 people, reported a net worth, as of September 30, 2005, of approximately $63.4 billion.

Wilkes & McHugh is a full service civil litigation and personal injury law firm with 10 offices throughout the U.S. Masonite, a business unit of the private equity firm Kohlberg Kravis Roberts and Company, manufacturers doors, door components, and door entry systems for residential buildings.

The current aggregate annual base rent for Time, Wilkes & McHugh, Masonite and the 11 other tenants of the Tampa Commons Building is approximately $5.9 million. The current weighted-average remaining lease term for Time, Wilkes & McHugh, Masonite and the 11 other tenants of the Tampa Commons Building is approximately four years. Time and Masonite have the right, at their option, to extend the terms of their leases for one additional five-year period. If Masonite desires to expand its premises at the Tampa Commons Building and the Registrant is unable to make such space available within 12 months, Masonite shall have a one-time option to terminate its lease effective March 31, 2009 for a termination fee equal to the sum of approximately $0.2 million plus unamortized leasing commission and tenant improvement costs.

The Registrant does not intend to make significant renovations or improvements to the Tampa Commons Building. Management of the Registrant believes that the Tampa Commons Building is adequately insured.

Acquisition of the LakePointe 5 Building and LakePointe 3 Land

On December 28, 2005, the Registrant, through a wholly owned subsidiary, purchased a four-story office building containing approximately 112,000 rentable square feet (the “LakePointe 5 Building”) and a 6.9-acre parcel of land (the “LakePointe 3 Land”), on which a four-story office building designed to contain approximately 111,000 rentable square feet is currently under construction (the “LakePointe 3 Building”). The LakePointe 5 Building, which is located on an approximate 8.2-acre parcel of land, and the LakePointe 3 Land are located at 3735 and 3730 Glen Lake Drive in Charlotte, North Carolina. The LakePointe 5 Building and the LakePointe 3 Land were purchased from LakePointe Corporate Center Associates, a joint venture between Childress Klein Properties (“Childress Klein”) and TIAA-CREF. Neither Childress Klein nor TIAA-CREF is affiliated with the Registrant or its Advisor.

The purchase price of the LakePointe 5 Building was approximately $20.7 million, plus closing costs, and the purchase price of the LakePointe 3 Land was approximately $2.5 million, plus closing costs. The acquisition of the LakePointe 5 Building was funded with net proceeds raised from the Registrant’s ongoing public offering and with proceeds from the Registrant’s $400.0 million line of credit with Wachovia Bank, N.A. The acquisition of the LakePointe 3 Land and the construction in progress of the LakePointe 3 Building was funded with approximately $6.5 million drawn on a construction loan with maximum available borrowings of approximately $17.1 million obtained by the Registrant from Wachovia Bank, N.A. (the “Construction Loan”). The Construction Loan requires monthly payments of interest only and matures on December 28, 2007. The interest rate of the Construction Loan, per annum, is the monthly LIBOR Index Rate offered by Wachovia Bank, N.A. plus 100 basis points. The Construction Loan is secured by a first deed to secure the debt and the assignment of leases, rents and contracts from the LakePointe 5 Building and the LakePointe 3 Building.

The Registrant entered into a development agreement with CK LakePointe Center Associates, LLC (the “Developer”), an affiliate of Childress Klein, to complete the construction of the LakePointe 3 Building at a total estimated cost of approximately $17.1 million, which will be funded with funds drawn from the Construction Loan. As of December 28, 2005, the Developer had incurred approximately $3.9 million of construction costs, which the Registrant reimbursed at closing with funds drawn from the Construction Loan. The LakePointe 3 Building is pre-leased to The Lash Group, Inc. (“Lash”) (approximately 26%) and Centex Construction Company, LLC (“Centex”) (approximately 14%) under long-term lease agreements that commence upon completion of the LakePointe 3 Building, which is currently expected to be September 1, 2006.

The LakePointe 5 Building, which was completed in 2001, is currently leased to Lash (approximately 69%), First Franklin Financial Corporation (“First Franklin”) (approximately 12%), Centex (approximately 10%) and various other office tenants (approximately 9%). Upon completion of the LakePointe 3 Building, Centex will vacate its premises in the LakePointe 5 Building and immediately relocate its business operations to the space it has leased in the LakePointe 3 Building, whereupon the lease agreement with Centex for premises in the LakePointe 5 Building will terminate and the term of the lease with Centex for premises in the LakePointe 3 Building will commence. Lash has entered into a new lease agreement with respect to its space in the LakePointe 5 Building, which is coterminous with its lease agreement for space in the LakePointe 3 Building, and which expands its premises leased in the LakePointe 5 Building to that space currently being leased by Centex. This expansion of the space leased by Lash in the LakePointe 5 Building will be effective upon the vacation of the space by Centex.

Lash designs solutions to reimbursement-related issues for pharmaceutical companies, medical device manufacturers and biotechnology firms. Lash is a business unit of AmerisourceBergen Corporation (“AmerisourceBergen”), which is the guarantor of the Lash lease. AmerisourceBergen, which is traded on the NYSE, is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, AmerisourceBergen provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. AmerisourceBergen, which employs more than 13,000 people, reported a net worth, as of September 30, 2005, of approximately $4.3 billion.

First Franklin originates, purchases, sells and securitizes residential mortgage loans and lines of credit through a network of approximately 30,000 mortgage brokers and bankers nationwide, and specializes in non-conforming first and second mortgages. First Franklin is a subsidiary of National City Corporation, which is traded on the NYSE and employs approximately 35,000 people. National City Corporation, a multi-bank holding company that offers a full range of financial services, reported a net worth, as of September 30, 2005, of approximately $12.9 billion.

Centex, which is a business unit of Centex Corporation, provides construction management and design-related services nationwide for both public and private sector clients. Centex Corporation, which is traded on the NYSE, is a leading home builder that operates in 25 states and has related business lines, including mortgage and financial services, home services and commercial construction. Centex Corporation, which employs approximately 17,000 people, reported a net worth, as of September 30, 2005, of approximately $4.7 billion.

The current aggregate annual base rent for Lash, First Franklin, Centex and the other two tenants of the LakePointe 5 Building is approximately $2.3 million. The current weighted-average remaining lease term for Lash, First Franklin, Centex and the other two tenants of the LakePointe 5 Building is approximately 10 years. Lash and First Franklin have the right, at their option, to extend the terms of their lease for one additional five-year period. First Franklin has a one-time option to terminate its lease effective April 2008 for a termination fee equal to the sum of seven and a half months of rent plus unamortized leasing costs and tenant improvements.

The Registrant does not intend to make significant renovations or improvements to the LakePointe 5 Building. Management of the Registrant believes that the LakePointe 5 Building is adequately insured.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 22, 2005, the Registrant drew down $134.0 million from its $400.0 million line of credit with Wachovia Bank, N.A. (the “Credit Facility”) to fund the recapitalization and reconstitution of the entities that own interests in the Key Center Complex. On December 27, 2005, the Registrant drew down an additional $104.0 million from the Credit Facility to fund the acquisitions of the 2000 Park Lane Building, the Tampa Commons Building and the LakePointe 5 Building. Following these draws, $238.0 million was outstanding under the Credit Facility.

At the option of the Registrant, borrowings under the Credit Facility bear interest at LIBOR for 7, 30, 60, 90, or 180-day periods, plus an applicable margin ranging from 0.85% to 1.20% (“LIBOR Loans”) or the floating base rate (“Base Rate Loans”). The applicable margin for LIBOR Loans is based on the Registrant’s debt to total asset value ratio. The base rate for any day is the higher of the Lender’s prime rate for such day or the Federal Funds Rate for such day plus 50 basis points. The $134.0 million draw on December 22, 2005 is a LIBOR Loan that bears interest at 5.23%. The $104.0 million draw on December 27, 2005 is a Base Rate Loan that bears interest at 7.25%; however, effective December 30, 2005, $80.0 million will be converted to a LIBOR Loan that bears interest at 5.31%. We anticipate paying down the remaining $24.0 million of the original $104.0 million draw on December 30, 2005.

Under the terms of the Credit Facility, accrued interest shall be payable in arrears on the first day of each calendar month. The Registrant is required to repay outstanding principal and accrued interest on May 9, 2008. The Registrant may prepay any loan at any time without premium or penalty. Based on the value of the Registrant’s borrowing-base properties, as defined by the credit facility agreement, the Registrant has approximately $21.1 million in remaining capacity under the Credit Facility, of which $9.2 million was pledged in the form of letters of credit for future tenant improvements and leasing costs.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 6, 2006, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See Paragraph (a) above.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT
TRUST II, INC. (Registrant)

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Date: December 29, 2005